March 12, 1996

Mr. John Coseo
The Windsor Corporation
120 W. Grand Ave. #206
Escondido, CA 92025

     Re:  Pinecrest Community,
          Shreveport, LA

Dear John:

     The following are the terms and conditions of our offer (as "Buyer") to purchase the captioned property from the Selling entity ("Seller") consisting of 405 existing sites.

I.   FINANCIAL
     ---------

     Total Price:                 $800,000

     The purchase price includes land, improvements, vehicles, and all on-site personal property used in connection with the manufactured housing community ("Property"). The terms of the purchase are outlined in Exhibit "A". The Property will be conveyed at closing by Special Warranty Deed.

II.  EARNEST MONEY DEPOSIT
     ---------------------

     A $25,000 earnest money deposit will be made with a title company of Buyer's choice ("Title Company") upon the opening of escrow. The earnest money will be applied towards the purchase price upon closing. Buyer may use letters of credit in a from that Seller approves for the earnest money deposit.

III. ESCROW PERIOD
     -------------

     Escrow will open upon an executed Purchase and Sale Agreement being delivered to the escrow holder. In the absence of such an agreement, then the Escrow shall open upon delivery of this letter agreement and the earnest money deposit to the escrow holder. Closing shall occur 15 days from due diligence expiration.

IV.  PURCHASE CONTRACT
     -----------------

     Both parties are required to use good-faith negotiations to enter into a Purchase and Sale Agreement prepared by Buyer's attorney consistent with the terms of this letter agreement. In the event a Purchase and Sale Agreement is not executed by both parties by due diligence expiration, then this letter agreement shall become the document between the parties upon which closing is based. Buyer may assign this letter agreement and/or Purchase and Sale Agreement prior to closing without Seller's approval.

V.   BUYER'S CONTINGENCIES
     ---------------------

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          A.  Buyer shall have 30 days to obtain and approve a Phase I environmental study and engineering report on the Property. Additionally, Buyers obligations hereunder are contingent upon ROC Communities, Inc. Board Of Directors approval which shall be sought to be obtained within 30 days of full execution of this agreement. In the event Buyer, for any reason, does not complete the purchase of the Property, Seller shall have no liability to reimburse Buyer for said expense.

     All contingencies specified in Paragraph A must be approved by Buyer in writing within the time frame specified or the contingency shall be deemed unacceptable and this letter agreement shall be null and void, and all earnest money deposits shall be immediately refunded to Buyer.

VI.  CONDITIONS
     ----------

     The closing of escrow shall be conditional upon the following items:

     A.   Physical Characteristics
          ------------------------

             1. All improvements to the Property must be in similar condition to their present condition.

             2. Satisfaction or waiver of the contingencies set forth in
                Article V.

     B.   Clearing Debt
          -------------

             1. Any and all outstanding balances owed on the community owned personal property, including manager's home, if any, shall be paid by the Seller prior to close of escrow.

             2. Any and all existing outstanding balances due and payable on the property (mortgages, taxes, etc.) will be paid off in full through escrow, with any related costs to be borne by Seller.

     C.   Other Conditions
          ----------------

             1. Buyer shall have the right to approve any new contracts or leases which would affect the Property after the date of this letter agreement. Such approval shall not be unreasonably withheld. However, Seller shall have the right to execute any new leases under the same terms and conditions as currently prevail in the Property, and already approved by Buyer without obtaining Buyer's approval on each lease.

             2. Buyer shall have the option to meet with residents at any time prior to the closing date.

             3. No material change in the physical condition or the financial aspects of the Property.




VII. SELLER'S REPRESENTATIONS
     ------------------------

     Seller represents and warrants that (A) Buyer may rely on income and expense statements and other information presented to it by Seller or Seller's representatives as part of the inducement to enter into this agreement; (B) Seller is the sole owner of the Property, has the right and authority to sell the Property without obtaining approval from anyone, and the Property will be free and clear

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       of all liens and encumbrances (except real property and personal property taxes which are a lien but are not due and payable as of the closing date) on the closing date; (C) there are no material agreements affecting the Property except as shall be disclosed to Buyer during the due diligence period; (D) to the best of Seller's actual knowledge, Seller is not in default with respect to any material obligation affecting the Property; (E) Seller holds all permits and licenses required to own and operate the Property, and to the best of Seller's actual knowledge, there are no violations of any applicable laws, codes or building ordinances;
       (F) to the best of Seller's actual knowledge, there is no litigation or other proceeding pending or threatened against the Property; (G) to the best of Seller's actual knowledge, there are not material defects in the Property; (H) Seller has not permitted the use of any hazardous materials on the Property during its ownership of the Property and to the best of Seller's actual knowledge, hazardous materials have never been transported to or used on the Property; (I) to the best of Seller's actual knowledge, all utility services on the Property are adequate for the Property's current and anticipated needs, and comply with all governmental licensing requirements and laws, and (J) the Seller only provides the following utilities: water, sewer and trash. These representations shall survive the close of escrow for a period of one year. Notwithstanding anything contained herein to the contrary, Buyer currently manages the property and shall purchase the property "as is." Should any demand be made by applicable authorities to cure any violations of items (C) through (I), or if any defect covered under this paragraph shall arise between the date of this letter agreement and the close of escrow, Buyer may, at its option, elect not to close the transaction and Buyer's earnest money deposit will be immediately refunded.

VIII.  BUYER'S REPRESENTATIONS
       -----------------------

       Buyer represents and warrants that it has the right and authority to enter into this letter agreement and to perform its obligations under this letter agreement. These representations shall survive the close of escrow.

IX.    CLOSING
       -------

       Both parties will execute at the closing those documents necessary to carry out their respective obligations under this letter agreement. In furtherance of these obligations, the Seller shall deliver the deed, fully executed settlement statements, a certified rent roll, copies of tenants' leases, Bill of Sale, and any other documents reasonably requested by Buyer.

       Buyer shall execute at closing a fully executed settlement statement, shall deliver the funds at closing necessary to consummate this transaction, and any other documents reasonably requested by Seller.

X.     CLOSING COSTS
       -------------

       Seller and Buyer will split the cost of an ALTA survey. Seller and Buyer will pay the normal closing costs based on prevailing customs as determined by the Title Company, including ALTA title insurance.

XI.    PRORATIONS
       ----------

       Income - Rents, laundry income, utility income and other fee income to be prorated as of the day of closing. Delinquent rents will not be prorated and Buyer has no obligation to collect them but if such delinquent rents are collected by Buyer they will be paid to Seller.

       Expenses - Interest, utilities, insurance, salaries, and taxes are to be prorated as of the day of closing.

       Tenant and Other Deposits - Buyer to be credited with tenant and other refundable deposits at closing.

       All prorations shall be made in a manner that Seller has the benefit of all income and the burden of all expenses through the date of closing and Buyer has the benefit of all income and the burden of all expenses after the date of closing.

XII.   EXPIRATION DATE
       ---------------

       Time is of the essence. If this offer is not accepted by the Seller and delivered to the Buyer on or before the close of business on March 19th, 1996 this offer becomes null and void. If accepted and delivered by such date it shall be an enforceable agreement between the parties.

XIII.  SPECIAL PROVISIONS
       ------------------

       None.

XIV.   OTHER
       -----

       Seller will cause its counsel to render an opinion letter regarding Seller's authority, the enforceability of Seller's obligations under this letter agreement and any another reasonable opinion as may be requested by Buyer. These opinions will be delivered at the closing. The parties agree to execute any documents necessary to carry out the intent of this letter agreement. This letter agreement shall be binding upon both parties and their respective heirs, successors, and assigns, as the case may be. In the event of a breach of this letter agreement by Seller, Buyer shall have the right of damages and specific performance. In the event of a breach of this letter agreement by Buyer, Seller's sole remedy shall be the earnest money deposit. This letter agreement may be executed in any number of counterparts and if so it shall be effective as though all signatures appeared on one and the same agreement. Facsimile signatures shall be permitted and shall be binding upon the parties.

BUYER:  ROC Communities, Inc.


     By:   /s/ Rees F. Davis, Jr.
         --------------------------------------------------
               Rees F. Davis, Jr., Executive Vice President

Accepted and Agreed to this      14     day of March, 1996.
                            -----------

SELLER:        Windsor Park Properties 2,
               A California Limited Partnership
               By: The Windsor Corporation
               As: General Partner


     By:   /s/ John A. Coseo, Jr.
         --------------------------------------------------
               John A. Coseo, Jr., Chief Executive Officer

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         WINDSOR PARK PROPERTIES 2
                         -------------------------
                                (Registrant)

                         By:  The Windsor Corporation, General Partner



                         By /s/ John A. Coseo, Jr.
                           ------------------------------------------
                            JOHN A. COSEO, JR.
                            Chief Financial Officer
                            (Principal Accounting Officer)


Date:  May 8, 1996

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